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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Loral Space & Communications Ltd. on Form S-3 (File No. 333-26517) and Form S-8 (File No. 333-14863) of our report dated April 15, 1997, on our audits of the financial statements of Skynet Satellite Services as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Form 8-K.

                                          Coopers & Lybrand L.L.P.

New York, New York
May 28, 1997

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